Exhibit 99.1

Contacts:
Media	Ryan Houck 904-357-9134
Investors	Mickey Walsh 904-357-9162

Rayonier Advanced Materials Announces Plan to Add
Two New Independent Directors to Board

JACKSONVILLE, Fla., February 20, 2018 – Rayonier Advanced Materials Inc. (the "Company") (NYSE: RYAM) today announced that the Company plans to add two new independent directors to its Board of Directors at the upcoming 2018 Annual Meeting of Stockholders, to be held on May 21, 2018.
Julie A. Dill will be one of the three Class I directors nominated by the Company for election at the 2018 Annual Meeting, and, if elected, will join the Board of Directors in May, at the same time as the anticipated retirement of another director, Ronald Townsend, who has served on the Board of Directors of the Company since 2014.  Matthew P. Hepler will join the Board of Directors at the same time as a Class III director with a term expiring in 2020. As such, the Board of Directors will increase in size from nine to ten.
Ms. Dill and Mr. Hepler collectively bring significant experience to the Company's Board of Directors in international business management (including Canada, where the Company has extensive operations), the chemical and energy industries, financial management and investor relations, as well as the perspective of a current investor in the Company.   Biographical information on each of the new directors will be included with the Company's 2018 proxy statement.
"We are pleased to welcome Julie and Matt to our Board at this exciting time in our history, given our recent transformational Tembec acquisition," said Paul Boynton, Chairman, President and CEO of Rayonier Advanced Materials. "With the depth of knowledge and experience of our current Board members and the addition of Julie and Matt, we feel confident in our strategic direction and our ability to drive the growth of long term, sustainable stockholder value."
In connection with the appointment of Mr. Hepler, who is a Partner with Marcato Capital Management L.P. ("Marcato"), a significant stockholder of the Company, the Company has entered into an agreement with Marcato governing Mr. Hepler's membership on the Board of Directors. The agreement, which provides for customary standstill, voting and other commitments, will be filed with the Securities and Exchange Commission together with a Report on Form 8-K.

About Rayonier Advanced Materials
Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals.  The Company also manufactures products for lumber, paper and packaging markets.  With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and generates approximately US$2 billion of pro forma revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials' future events, developments, or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "forecast," "anticipate," "guidance," and other similar language.  However, the absence of these or similar words or expressions does not mean a statement is not forward-looking.  While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.